Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL reports first-quarter earnings

•	First-quarter reported earnings and earnings from ongoing operations increase versus a year ago
•	Per share earnings from ongoing operations strong but down on higher shares outstanding
•	Successful acquisitions significantly improve business mix
•	Company on track to achieve post-acquisition ongoing earnings forecast for 2011

ALLENTOWN, Pa. (May 5, 2011) ― PPL Corporation (NYSE: PPL) on Thursday (5/5) announced reported first-quarter earnings of $401 million, or $0.82 per share, up from $250 million, or $0.66 per share, a year ago. Adjusting for special items, PPL’s earnings from ongoing operations for the quarter were $407 million, or $0.84 per share, compared with $357 million, or $0.94 per share, a year ago.

The increase in first-quarter reported earnings and earnings from ongoing operations reflects the earnings of PPL’s Kentucky regulated business segment and the impact of PPL Electric Utilities’ distribution base rate increase that became effective in January 2011. Partially offsetting these positive factors were expected lower energy margins in PPL’s competitive supply business segment.  Reported earnings in the first quarter of 2010 also were negatively impacted by higher special item charges than in the first quarter of 2011.

On a per share basis, PPL’s earnings from ongoing operations were lower for the quarter compared with a year ago, primarily due to its June 2010 issuance of common stock to fund the November 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company. The common stock issuance reduced PPL’s earnings from ongoing operations and reported earnings for the first quarter of 2011 by $0.23 and $0.22 per share, respectively.

In April 2011, PPL successfully completed equity offerings to permanently finance the acquisition of Western Power Distribution East Midlands plc and Western Power Distribution West Midlands plc, the former Central Networks electricity distribution businesses in central England.

“With our strong first-quarter results, we’re on target to meet our 2011 earnings forecast,” said James H. Miller, PPL’s chairman, president and chief executive officer. “We’re extremely pleased with the successful execution of the equity offering for the permanent financing of the Central Networks acquisition, which closed on April 1,” Miller said.

“As a result of the Kentucky and U.K. acquisitions, we’ve accomplished our strategic objective to increase the weighting of regulated businesses in our portfolio,” Miller said.

“Clearly, we have excellent assets that are well-positioned to grow value for our shareowners – both in the regulated and the competitive segments of our business. By 2013, we expect a significant majority of our earnings and cash flow to come from regulated businesses. Just as importantly, we have significantly improved our risk profile while also retaining the upside of the competitive supply segment when wholesale energy market fundamentals rebound,” Miller said.

PPL reaffirmed its 2011 forecast of $2.50 to $2.75 per share in earnings from ongoing operations, based on its recently completed acquisition of WPD East Midlands and WPD West Midlands. PPL’s 2011 forecast of reported earnings is $2.48 to $2.73 per share, reflecting special items recorded through the first quarter of 2011, but excluding subsequently incurred transaction-related costs for the WPD Midlands acquisition.

First-Quarter 2011 Earnings Details

PPL’s reported earnings for the first quarter of 2011 included net special item charges of $0.02 per share, reflecting $0.05 per share in acquisition-related charges for the April 1, 2011, acquisition of WPD East Midlands and WPD West Midlands and a credit of $0.03 per share for energy-related economic activity. For the first quarter of 2010, PPL recorded net special item charges of $0.28 per share, including a charge of $0.16 per share for energy-related economic activity.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP) in the U.S. Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include the impact of energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), as well as other impacts fully detailed at the end of this news release.

 (Dollars in millions, except for per share amounts)

	1st Quarter	1st Quarter
	2011	2010	% Change
Reported Earnings	$401	$250	+60%
Reported Earnings Per Share	$0.82	$0.66	+24%
Earnings from Ongoing Operations	$407	$357	+14%
Per Share Earnings from Ongoing Operations	$0.84	$0.94	-11%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

First-Quarter 2011 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the first quarter of 2011, compared with the same period of 2010.

	1st Quarter
	2011	2010
	(per share)
Earnings from Ongoing Operations

Kentucky Regulated	$0.15	$-
International Regulated	0.16	0.20
Pennsylvania Regulated	0.11	0.10
Supply	0.42	0.64
Total	$0.84	$0.94

Special Items

Kentucky Regulated	$-	$-
International Regulated	(0.05)	-
Pennsylvania Regulated	-	-
Supply	0.03	(0.28)
Total	$(0.02)	$(0.28)

Reported Earnings

Kentucky Regulated	$0.15	$-
International Regulated	0.11	0.20
Pennsylvania Regulated	0.11	0.10
Supply	0.45	0.36
Total	$0.82	$0.66

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily includes the regulated electricity and natural gas delivery operations and the regulated electricity generation of Louisville Gas and Electric and Kentucky Utilities.

PPL acquired the Kentucky businesses on Nov. 1, 2010. Earnings from ongoing operations of $0.15 per share includes their operating results for the first quarter of 2011, interest expense associated with the equity units issued in June 2010 for the acquisition of these businesses, and dilution of $0.04 per share.

International Regulated Segment
PPL’s international regulated segment includes the U.K. regulated electricity delivery operations of WPD, serving Southwest England and South Wales and, effective April 1, 2011, the Midlands area of England.

Earnings from ongoing operations for this segment in the first quarter of 2011 declined by $0.04 per share compared with a year ago. After adjusting for dilution of $0.04 per share, this segment’s earnings were flat compared with 2010, primarily as the result of higher delivery revenues offset by higher financing costs and higher income taxes.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment includes the regulated electricity delivery operations of PPL Electric Utilities.

Earnings from ongoing operations for this segment in the first quarter of 2011 increased by $0.01 per share compared with 2010. This increase was primarily due to higher distribution revenue as a result of the distribution base rate increase effective Jan. 1, 2011, partially offset by higher operation and maintenance expenses and dilution of $0.03 per share.

Supply Segment
PPL’s supply segment primarily consists of the domestic electricity generation and the marketing operations of PPL Energy Supply.

Earnings from ongoing operations for this segment in the first quarter of 2011 declined by $0.22 per share compared with 2010. This decline was primarily due to dilution of $0.12 per share and lower energy margins as a result of lower Eastern energy and capacity prices.

2011 Earnings from Ongoing Operations Forecast by Business Segment

Earnings	2011 (Forecast)	2010 (Actual)
(per share)	midpoint

Kentucky Regulated	$0.41	$0.06	*
International Regulated	0.86	0.53
Pennsylvania Regulated	0.27	0.27
Supply	1.09	2.27
Total	$2.63	$3.13

* The 2010 earnings for the Kentucky regulated segment only include results for November and December, partially offset by the interest expense associated with the equity units issued in June 2010 related to the acquisition.

A full year of earnings from the Kentucky regulated segment and a partial year of earnings from the U.K. acquisition are the largest positive drivers of PPL’s 2011 projected earnings. Offsetting these benefits is dilution of $0.75 per share associated with PPL’s June 2010 and April 2011 issuances of common stock, as well as expected lower wholesale energy margins.

Kentucky Regulated Segment
The projected 2011 segment earnings represent a full year of earnings versus two months in 2010. This segment’s 2011 earnings are expected to be generally driven by the results of electricity and natural gas base rate increases that became effective Aug. 1, 2010. Dilution for 2011 is expected to be $0.12 per share.

International Regulated Segment
PPL projects higher segment earnings in 2011 compared with 2010. This increase is primarily due to the partial year of earnings from the newly acquired U.K. businesses. In addition, PPL expects higher earnings from its legacy WPD business, compared with 2010, primarily due to higher electricity delivery revenue and a more favorable currency exchange rate, partially offset by higher income taxes, higher depreciation and higher financing costs. Dilution for 2011 is expected to be $0.24 per share.

Pennsylvania Regulated Segment
PPL projects flat segment earnings in 2011 compared with 2010, with higher distribution revenues resulting from a distribution base rate increase effective Jan. 1, 2011, offset by dilution of an equivalent amount.

Supply Segment
PPL expects lower segment earnings in 2011 compared with 2010 as a result of lower energy margins driven by lower Eastern energy and capacity prices, higher average fuel costs and outages related to turbine blade inspections and replacements at PPL’s Susquehanna nuclear plant, as well as higher income taxes and higher operation and maintenance expense. Dilution for 2011 is expected to be $0.31 per share.

PPL Corporation, headquartered in Allentown, Pa., owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about first-quarter 2011 financial results at 9 a.m. EDT Thursday, May 5. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s web site: www.pplweb.com. The webcast will be available for replay on the PPL web site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 62094429).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related costs and charges.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants, including the current outage at Unit 2 of our Susquehanna nuclear plant to inspect and repair turbine blades, and the timing and outcome of any similar outage for inspections at Unit 1 of the Susquehanna plant; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media web site at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$1,245	$925
Short-term investments		163
Price risk management assets - current	1,785	1,918
Assets held for sale		374
Other current assets	2,717	2,808
Investments	720	693
Property, Plant and Equipment
Regulated utility plant - electric and gas	17,235	15,994
Less: Accumulated depreciation - regulated utility plant	3,105	3,002
Regulated utility plant - electric and gas, net	14,130	12,992
Non-regulated property, plant and equipment	11,271	11,146
Less: Accumulated depreciation - non-regulated property, plant and equipment	5,550	5,440
Non-regulated property, plant and equipment, net	5,721	5,706
Construction work in progress	1,331	2,160
Property, Plant and Equipment, net	21,182	20,858
Regulatory assets	1,154	1,145
Goodwill and other intangibles	2,755	2,727
Price risk management assets - noncurrent	600	655
Other noncurrent assets	583	571
Total Assets	$32,741	$32,837

Liabilities and Equity
Short-term debt	$881	$694
Price risk management liabilities - current	1,010	1,144
Other current liabilities	3,011	3,376
Long-term debt	12,247	12,161
Deferred income taxes and investment tax credits	3,090	2,800
Price risk management liabilities - noncurrent	397	470
Accrued pension obligations	1,094	1,496
Regulatory liabilities	1,032	1,031
Other noncurrent liabilities	1,181	1,187
Common stock and capital in excess of par value	4,642	4,607
Earnings reinvested	4,312	4,082
Accumulated other comprehensive loss	(424)	(479)
Noncontrolling interests	268	268
Total Liabilities and Equity	$32,741	$32,837

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	3 Months Ended March 31,
	2011 (a)	2010 (b)

Operating Revenues
Utility	$1,536	$1,014
Unregulated retail electric and gas (c)	147	104
Wholesale energy marketing
Realized	1,038	1,359
Unrealized economic activity (c)	57	424
Net energy trading margins	11	11
Energy-related businesses	121	94
Total Operating Revenues	2,910	3,006
Operating Expenses
Operation
Fuel (c)	475	230
Energy purchases
Realized	671	1,009
Unrealized economic activity (c)	(18)	563
Other operation and maintenance	583	444
Depreciation	208	124
Taxes, other than income	73	72
Energy-related businesses	113	88
Total Operating Expenses	2,105	2,530
Operating Income	805	476
Other Income (Expense) - net	(5)	8
Other-Than-Temporary Impairments	1
Interest Expense	174	111
Income from Continuing Operations Before Income Taxes	625	373
Income Taxes	223	126
Income from Continuing Operations After Income Taxes	402	247
Income (Loss) from Discontinued Operations (net of income taxes)	3	8
Net Income	405	255
Net Income Attributable to Noncontrolling Interests	4	5
Net Income Attributable to PPL Corporation	$401	$250

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$398	$242
Income (Loss) from Discontinued Operations (net of income taxes)	3	8
Net Income	$401	$250

Earnings Per Share of Common Stock - Basic (d)
Earnings from Ongoing Operations	$0.84	$0.94
Special Items	(0.02)	(0.28)
Net Income Available to PPL Corporation Common Shareowners	$0.82	$0.66

Earnings Per Share of Common Stock - Diluted (d)
Earnings from Ongoing Operations	$0.84	$0.94
Special Items	(0.02)	(0.28)
Net Income Available to PPL Corporation Common Shareowners	$0.82	$0.66

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	484,138	377,717
Diluted	484,345	377,986

(a)	Certain line items for 2011 include activity for the Kentucky entities, which were acquired on November 1, 2010.
(b)	Certain amounts from 2010 have been reclassified to conform to the current year presentation.
(c)	Includes energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected.
(d)	Earnings in 2011 and 2010 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	3 Months Ended
	March 31,
	2011 (a)	2010
Cash Flows from Operating Activities
Net income	$405	$255
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	208	128
Amortization	47	33
Defined benefit plans - expense	39	27
Defined benefit plans - funding	(438)	(142)
Deferred income taxes and investment tax credits	204	(5)
Unrealized (gains) losses on derivatives, and other hedging activities	(96)	107
Provision for Montana hydroelectric litigation	3	56
Change in current assets and current liabilities
Counterparty collateral	(195)	351
Other	5	(52)
Other operating activities	14	40
Net cash provided by operating activities	196	798
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(428)	(283)
Proceeds from the sale of certain non-core generation facilities	381
Proceeds from the sale of the Long Island generation business		124
Purchases of nuclear plant decommissioning trust investments	(79)	(49)
Proceeds from the sale of nuclear plant decommissioning trust investments	75	44
Proceeds from the sale of other investments	163
Net (increase) decrease in restricted cash and cash equivalents	(7)	(130)
Other investing activities	(7)	(16)
Net cash provided by (used in) investing activities	98	(310)
Cash Flows from Financing Activities
Issuance of long-term debt		597
Issuance of common stock	16	14
Payment of common stock dividends	(170)	(131)
Net increase (decrease) in short-term debt	187	(36)
Other financing activities	(20)	(14)
Net cash provided by (used in) financing activities	13	430
Effect of Exchange Rates on Cash and Cash Equivalents	13	5
Net Increase (Decrease) in Cash and Cash Equivalents	320	923
Cash and Cash Equivalents at Beginning of Period	925	801
Cash and Cash Equivalents at End of Period	$1,245	$1,724

(a)	Certain line items for 2011 include activity for the Kentucky entities, which were acquired on November 1, 2010.

Key Indicators (Unaudited)

	12 Months Ended
	March 31,
Financial	2011	2010

Dividends declared per share	$1.40	$1.385
Book value per share (a)	$17.60	$15.58
Market price per share (a)	$25.30	$27.71
Dividend yield (a)	5.5%	5.0%
Dividend payout ratio (b)	59%	126%
Dividend payout ratio - earnings from ongoing operations (b)(c)	46%	60%
Price/earnings ratio (a)(b)	10.7	25.2
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	8.3	12.0
Return on average common equity	14.10%	7.45%
Return on average common equity - earnings from ongoing operations (c)	17.26%	15.29%

(a)	End of period.
(b)	Based on diluted earnings per share.
(c)	Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended March 31,
			Percent
(GWh)	2011	2010	Change

Domestic Retail Delivered (a)
PPL Electric Utilities	10,473	10,286	1.8%
LKE	7,932
Total	18,405	10,286	78.9%

Domestic Retail Supplied (b)
PPL EnergyPlus	1,945	2,466	(21.1%)
LKE	7,932
Total	9,877	2,466	300.5%

International Delivered
United Kingdom	7,546	7,609	(0.8%)

Domestic Wholesale
PPL EnergyPlus - East	14,125	17,193	(17.8%)
PPL EnergyPlus - West	810	2,761	(70.7%)
LKE	949
Total	15,884	19,954	(20.4%)

(a)	Represents GWh delivered and billed to retail customers.
(b)	Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania and
Montana. Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

1st Quarter 2011	(millions of dollars)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$75	$75	$52	$205	$407
Special Items:
Energy-related economic activity				17	17
Foreign currency-related economic hedges		(1)			(1)
Sales of assets				(1)	(1)
Impairments				(2)	(2)
Central Networks acquisition-related costs:
Bridge Facility costs		(5)			(5)
Other acquisition-related costs		(10)			(10)
Foreign currency-related economic hedges		(4)			(4)
Total Special Items		(20)		14	(6)
Reported Earnings	$75	$55	$52	$219	$401

	(per share)
	Kentucky	International	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.15	$0.16	$0.11	$0.42	$0.84
Special Items:
Energy-related economic activity				0.03	0.03
Central Networks acquisition-related costs:
Bridge Facility costs		(0.02)			(0.02)
Other acquisition-related costs		(0.02)			(0.02)
Foreign currency-related economic hedges		(0.01)			(0.01)
Total Special Items		(0.05)		0.03	(0.02)
Reported Earnings	$0.15	$0.11	$0.11	$0.45	$0.82

1st Quarter 2010	(millions of dollars)
	International	Pennsylvania
	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$76	$37	$244	$357
Special Items:
Energy-related economic activity			(65)	(65)
Impairments			(2)	(2)
Other:
Montana hydroelectric litigation			(32)	(32)
Health Care Reform - tax impact			(8)	(8)
Total Special Items			(107)	(107)
Reported Earnings	$76	$37	$137	$250

	(per share)
	International	Pennsylvania
	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.20	$0.10	$0.64	$0.94
Special Items:
Energy-related economic activity			(0.16)	(0.16)
Impairments			(0.01)	(0.01)
Other:
Montana hydroelectric litigation			(0.09)	(0.09)
Health Care Reform - tax impact			(0.02)	(0.02)
Total Special Items			(0.28)	(0.28)
Reported Earnings	$0.20	$0.10	$0.36	$0.66